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                                                                EXHIBIT 3.2



                                         Amended and Restated January __, 1997


                                     BY-LAWS

                                       OF

                             MSX INTERNATIONAL, INC.

                                    ARTICLE I
                                  Stockholders

                  SECTION 1. Annual Meeting. The annual meeting of the stockholders of MSX INTERNATIONAL, INC. (the "Corporation") shall be held on such date, at such time and at such place within or without the State of Delaware as may be designated by the Board of Directors of the Corporation (the "Board of Directors") or the Chairman in the absence of a designation by the Board of Directors, for the purpose of electing Directors and for the transaction of such other business as may be properly brought before the meeting.

                  SECTION 2. Special Meetings. A special meeting of the stockholders of the Corporation may be called at any time by the Board of Directors and shall be called by the Chairman, the President or the Secretary at the request in writing of stockholders holding together at least (i) ten percent (10%) of the total number of issued and outstanding shares of the Corporation's Class A Common Stock, par value $.01 per share, (collectively, the "Class A Common Stock"), or (ii) for so long as any shares of the Company's Series A-1 Preferred Stock, par value $.01 per share (the "Series A-1 Preferred Stock"), are issued and outstanding, fifty percent (50%) of the total number of shares of Series A-1 Preferred Stock then issued and outstanding. Any special meeting of the stockholders shall be held on such date, at such time and at such place within or without the State of Delaware as the Board of Directors or the officer calling the meeting may designate. At a special meeting of the stockholders, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting unless all of the stockholders entitled to notice are present in person or by proxy and consent thereto, in which case any and all business may be transacted at the meeting even though the meeting is held without notice.

                  SECTION 3. Notice of Meetings. Except as otherwise provided in these By-Laws or by law, a written notice of each meeting of the stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each Stockholder entitled to vote at such meeting. The notice shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

                  SECTION 4. Quorum. At any meeting of the stockholders, the holders of a majority in number of the total outstanding shares of stock of the Corporation entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum of the stockholders for all purposes, unless the representation of a larger number of shares shall be


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required by law or by the Certificate of Incorporation in which case the representation of the number of shares so required shall constitute a quorum; provided that at any meeting of the stockholders at which the holders of any class or series of stock (as the case may be) of the Corporation shall be entitled to vote separately as a class or series, the holders of a majority in number of the total outstanding shares of such class or series, present in person or represented by proxy, shall constitute a quorum for purposes of such class or series vote (as the case may be) unless the representation of a larger number of shares of such class or series shall be required by law.

                  SECTION 5. Adjourned Meetings. Whether or not a quorum shall be present in person or represented at any meeting of the stockholders, the holders of a majority in number of the shares of stock of the Corporation present in person or represented by proxy and entitled to vote at such meeting may adjourn from time to time; provided, however, that if the holders of any class or series of stock (as the case may be) of the Corporation are entitled to vote separately as a class or series upon any matter at such meeting, any adjournment of the meeting in respect of action by such class or series upon such matter shall be determined by the holders of a majority of the shares of such class or series present in person or represented by proxy and entitled to vote at such meeting. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the stockholders, or the holders of any class or series of stock entitled to vote separately as a class or series, as the case may be, may transact any business which might have been transacted by them at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

                  SECTION 6. Organization. The Chairman or, in his absence, the President or any Vice President shall call all regular meetings of the stockholders to order, and shall act as Chairman of such meetings. In the absence of the Chairman, the President, and all Vice Presidents or in the case of any special meeting, the holders of a majority in number of votes of all securities entitled to vote at such meeting present in person or represented by proxy shall elect a Chairman.

                  The Secretary of the Corporation shall act as Secretary of all regular meetings of the stockholders; but in the absence of the Secretary or in the case of any special meeting, the Chairman may appoint any person to act as Secretary of the meeting. It shall be the duty of the Secretary of the Corporation to prepare and make, at least ten days before every meeting of stockholders, a complete list of stockholders entitled to vote at such meeting, arranged in alphabetical order by series and class and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held, for the ten days next preceding the meeting, to the examination of any stockholder, for any purpose germane to the

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meeting, during ordinary business hours, and shall be produced and kept at the time and place of the meeting during the whole time thereof and subject to the inspection of any stockholder who may be present.

                  SECTION 7. Voting. Except as otherwise provided in the Certificate of Incorporation or by law, each stockholder shall be entitled to one vote for each share of the capital stock of the Corporation registered in the name of such stockholder upon the books of the Corporation. Subject to the provisions of the Certificate of Incorporation, each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Except as otherwise provided by law or by the Certificate of Incorporation, each Director shall be elected by a plurality of the votes cast at a meeting of stockholders by the stockholders entitled to vote in the election of such Director and, whenever any corporate action, other than the election of Directors, is to be taken, it shall be authorized by a majority of the votes cast at a meeting of stockholders by the stockholders entitled to vote thereon.

                  Shares of the capital stock of the Corporation belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes.

                                   ARTICLE II
                               Board of Directors

                  SECTION 1. Generally, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Directors shall, except as hereinafter otherwise provided for filling vacancies, be elected at the annual meeting of stockholders entitled to vote for said members of the Board of Directors, and shall hold office until their respective successors are elected and qualified or until their earlier resignation or removal. Prior to the occurrence of a Conversion Event (as defined in the Certificate of Incorporation), it shall be a qualification of each member of the Board of Directors to be elected by the holders of each series of the Class A Common Stock that such member shall have been designated in accordance with the procedures set forth in Section 5.1(a) of the Stockholders' Agreement (as defined below).



                  SECTION 2. Removal and Vacancies.

                           The stockholders may remove, with or without cause,
any Director and fill the vacancy thereby created; provided that whenever any Director shall have been elected by the

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holders of any class or series of stock of the Corporation voting separately as a class or series (as the case may be) under the provisions of the Certificate of Incorporation (i) such Director may be removed without cause and (ii) any vacancy resulting therefrom may be filled, in the case of both clause (i) and clause (ii) only by the holders of that class or series voting separately as a class or series (as the case may be). Prior to the occurrence of a Conversion Event, the Board of Directors may not fill any vacancies on the Board of Directors.

                  SECTION 3. Place of Meeting. The Board of Directors may hold its meetings in such place or places in the State of Delaware or outside the State of Delaware as the Board of Directors from time to time shall determine.

                  SECTION 4. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors from time to time by resolution shall determine. No notice shall be required for any regular meeting of the Board of Directors; but a copy of every resolution fixing or changing the time or place of regular meetings shall be mailed to every Director at least five days before the first meeting held in pursuance thereof.

                  SECTION 5. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by direction of the Chairman or by any two of the Directors then in office. Notice of the day, hour and place of holding of each special meeting shall be given by delivering the same at least two days before the meeting or by causing the same to be transmitted by telefax, telegraph, cable or wireless at least one day before the meeting to each Director. Unless otherwise indicated in the notice thereof, any and all business other than an amendment of these By-Laws may be transacted at any special meeting, and an amendment of these By-Laws may be acted upon if the notice of the meeting shall have stated that the amendment of these By-Laws is one of the purposes of the meeting. At any meeting at which every Director shall be present, even though without any notice, any business may be transacted, including the amendment of these By-Laws.

                  SECTION 6.        Quorum; Majority Board Vote.

                           (a) Prior to the occurrence of a Conversion Event,
Directors entitled to cast a majority of the 1,000 weighted votes of the Board of Directors, whether or not there are vacancies on the Board of Directors at the time of such meeting, shall constitute a quorum for the transaction of business, if any. Upon and after the occurrence of a Conversion Event a majority of the Directors in office shall constitute a quorum for the transaction of business.

                           (b) If at any meeting of the Board of Directors
there is less than a quorum present, (i) prior to the occurrence of a Conversion Event, Directors entitled to cast a majority of the weighted votes of the Directors present may adjourn the meeting from time to time and (ii) upon and after the occurrence thereof, a majority of the Directors present may adjourn the meeting from time to time.


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                           (c) A Majority Board Vote taken at any meeting at
which a quorum is present shall be the act of the Board of Directors, subject to any additional requirements as may be set forth in the Certificate of Incorporation. As used in these By-laws, "Majority Board Vote" means (i) prior to the occurrence of a Conversion Event, the affirmative vote of Directors on the Board of Directors entitled to cast a majority of the 1,000 weighted votes of the Board of Directors and (ii) upon and after the occurrence of a Conversion Event, the affirmative vote of a majority of the Directors on the Board of Directors then in office.

                  SECTION 7. Organization. Prior to the occurrence of a Conversion Event, unless otherwise determined by Directors entitled to cast a majority of the weighted votes of the members of the Board of Directors present at a meeting at which a quorum is present, the Chairman shall preside at all meetings of the Board of Directors and the Secretary shall act as Secretary of all meetings of the Board of Directors. In the absence of the Secretary, the Chairman may appoint any person to act as Secretary of the meeting. Upon and after the occurrence of a Conversion Event, unless otherwise determined by a majority of the members of the Board of Directors present at a meeting at which a quorum is present, the Chairman shall preside at all meetings of the board of Directors and the Secretary shall act as Secretary of all meetings of the Board of Directors. In the absence of the Secretary, the Chairman may appoint any person to act as Secretary of the meeting.

                  SECTION 8.        Committees.

                           (a) Committees Generally. The Board of Directors
may, by Majority Board Vote, designate one or more committees, each of which,
(i) prior to the occurrence of a Conversion Event, shall consist of one (1) Institutional Director, one (1) MascoTech Director and one (1) Disinterested Director (as such terms are defined in the Stockholders' Agreement dated as of January __, 1997 by and among the stockholders of the Corporation and the Corporation (the "Stockholders' Agreement")), and (ii) from and after the occurrence of a Conversion Event, one or more of the Directors of the Corporation.

                           (b) Quorum. In the absence or disqualification of a
member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors (so long as the provisions of Section 8(a) are complied with) to act at the meeting in the place of any such absent or disqualified member. Any such committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and the affairs of the Corporation, to the extent provided by resolution passed by a Majority Board Vote, to the full extent permitted by law.

                  SECTION 9. Conference Telephone Meetings. Unless otherwise restricted by the Certificate of Incorporation, by these By-Laws or by law, the members of the Board of Directors or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee, as the case may be, by means of conference telephone or similar

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communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

                  SECTION 10. Consent of Directors or Committee in Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation or by these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee, as the case may be; provided, that prior to occurrence of a Conversion Event, no such action by the Board of Directors or a committee may be taken without a meeting if there are one or more vacancies on the Board of Directors or such committee.


                                   ARTICLE III
                                    Officers

                  SECTION 1. Officers. The officers of the Corporation shall be a Chairman, a President, one or more Vice Presidents, a Secretary and a Treasurer, and such additional officers, if any, as shall be elected by the Board of Directors pursuant to the provisions of Section 7 of this Article III. Except for the election of officers prior to the first annual meeting of the stockholders, the Chairman, the President, one or more Vice Presidents, the Secretary and the Treasurer shall be elected by the Board of Directors at its first meeting after each annual meeting of the stockholders. The failure to hold such election shall not of itself terminate the term of office of any officer. All officers shall hold office at the pleasure of the Board of Directors. Any officer may resign at any time upon written notice to the Corporation. Officers may, but need not, be Directors. Any number of offices may be held by the same person.

                  All officers, agents and employees shall be subject to removal, with or without cause, at any time by the Board of Directors. The removal of an officer without cause shall be without prejudice to his contract rights, if any. The election or appointment of an officer shall not of itself create contract rights. All agents and employees other than officers elected by the Board of Directors shall also be subject to removal, with or without cause, at any time by the officers appointing them.

                  Any vacancy caused by the death of any officer, his resignation, his removal, or otherwise, may be filled by the Board of Directors, and any officer so elected shall hold office at the pleasure of the Board of Directors.

                  In addition to the powers and duties of the officers of the Corporation as set forth in these By-Laws, the officers shall have such authority and shall perform such duties as from time to time may be determined by the Board of Directors.


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                  SECTION 2. Powers and Duties of the Chairman of the Board. The
Chairman of the Board shall have the responsibility of guiding the Board of Directors in effectively discharging its responsibilities, including, but not limited to, providing for the execution of the Corporation's objectives; safeguarding and furthering shareholders' interests; and appraising the adequacy of overall results as reported by the President or the Chief Operating Officer. He shall see that all orders and resolutions of the Board of Directors are carried into effect and shall from time to time report to the Board of Directors on matters within his knowledge which the interests of the Corporation may require to be brought to the attention of the Board of Directors. The Chairman of the Board shall preside at all meetings of the Board of Directors and the stockholders at which he is present.

                  SECTION 3. Powers and Duties of the President. The President shall be the Chief Executive Officer of the Corporation. The President shall be responsible for the management of the business, affairs and operations of the Corporation. He may execute and deliver, in the name of the Corporation, powers of attorney, contracts, bonds, and other obligations and instruments. The President shall also perform all duties incident to the office of President and such other duties as may from time to time be assigned to him by the Board of Directors.

                  SECTION 4. Powers and Duties of the Vice Presidents. Each Vice President shall have all powers and shall perform all duties incident to the office of Vice President and shall have such other powers and perform such other duties as may from time to time be assigned to him by these By-Laws or by the Board of Directors, the Chairman or the President. A Vice President may be designated by the Board of Directors as the Chief Operating Officer of the Corporation.

                  SECTION 5. Powers and Duties of the Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the stockholders in books provided for that purpose; he shall attend to the giving or serving of all notices of the Corporation; he shall have custody of the corporate seal of the Corporation and shall affix the same to such documents and other papers as the Board of Directors, the Chairman of the Board or the President shall authorize and direct; he shall have charge of the stock certificate books, transfer books and stock ledgers and such other books and papers as the Board of Directors, the Chairman or the President shall direct, all of which shall at all reasonable times be open to the examination of any Director, upon application, at the office of the Corporation during business hours; and whenever required by the Board of Directors, the Chairman or the President shall render statements of such accounts; and he shall have all powers and shall perform all duties incident to the office of Secretary and shall also have such other powers and shall perform such other duties as may from time to time be assigned to him by these By-Laws or by the Board of Directors, the Chairman or the President.

                  SECTION 6. Powers and Duties of the Treasurer. The Treasurer shall have custody of, and when proper shall pay out, disburse or otherwise dispose of, all funds and securities of the Corporation which may have come into his hands; he may endorse on behalf of

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the Corporation for collection checks, notes and other obligations and shall deposit the same to the credit of the Corporation in such bank or banks or depositary or depositaries as the Board of Directors may designate; he shall sign all receipts and vouchers for payments made to the Corporation; he shall enter or cause to be entered regularly in the books of the Corporation kept for the purpose full and accurate accounts of all moneys received or paid or otherwise disposed of by him and whenever required by the Board of Directors, the Chairman, the President or the Chief Operating Officer shall render statements of such accounts; he shall, at all reasonable times, exhibit his books and accounts to any Director of the Corporation upon application at the office of the Corporation during business hours; and he shall have all powers and he shall perform all duties incident to the office of Treasurer and shall also have such other powers and shall perform such other duties as may from time to time be assigned to him by these By-Laws or by the Board of Directors, the Chairman, the President or the Chief Operating Officer. The Board of Directors may designate the Treasurer to be the Chief Financial Officer of the Corporation.

                  SECTION 7. Additional Officers. The Board of Directors may from time to time elect such other officers (who may but need not be Directors), including one or more Controllers, Assistant Treasurers, Assistant Secretaries and Assistant Controllers, as the Board may deem advisable and such officers shall have such authority and shall perform such duties as may from time to time be assigned to them by the Board of Directors, the Chairman or the President. The Board of Directors may from time to time by resolution delegate to any Assistant Treasurer or Assistant Treasurers any of the powers or duties herein assigned to the Treasurer; and may similarly delegate to any Assistant Secretary or Assistant Secretaries any of the powers or duties herein assigned to the Secretary.

                  SECTION 8. Powers with respect to Ownership of Stock. Unless otherwise ordered by the Board of Directors, the Chairman, the President or any Vice President shall have full power and authority on behalf of the Corporation to attend and to act and to vote, or in the name of the Corporation to execute proxies to vote, at any meeting of stockholders of any corporation in which the Corporation may hold stock, or to execute any consent in lieu of such a meeting, and at any such meeting or by any such consent shall possess and may exercise, in person or by proxy, any and all rights, powers and privileges incident to the ownership of such stock. The Board of Directors may from time to time, by resolution, confer like powers upon any other person or persons.

                  SECTION 9. Compensation of Officers. The officers of the Corporation shall be entitled to receive such compensation for their services as shall from time to time be determined by the Board of Directors.



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                                   ARTICLE IV
                    Indemnification of Directors and Officers

                  SECTION 1. Nature of Indemnity. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was or has agreed to become a Director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a Director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; except that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

                  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  SECTION 2. Successful Defense. To the extent that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 of this Article IV or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  SECTION 3. Determination that Indemnification is Proper. Any indemnification of a Director or officer of the Corporation under
Section 1 of this Article IV (unless ordered by

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a court) shall be made by the Corporation unless a determination is made that indemnification of the Director or officer is not proper in the circumstances because he has not met the applicable standard of conduct set forth in Section
1. Any indemnification of an employee or agent of the Corporation under Section 1 (unless ordered by a court) may be made by the Corporation upon a determination that indemnification of the employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in
Section 1. Any such determination shall be made (1) by a majority of the weighted votes (or if there are no weighted votes, the votes) of Directors who were not parties to such action, suit or proceeding, or (2) or, if such Directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

                  SECTION 4. Advance Payment of Expenses. Unless the Board of Directors otherwise determines in a specific case, expenses incurred by a Director or officer in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article IV. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. The Board of Directors may authorize the Corporation's legal counsel to represent such Director, officer, employee or agent in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

                  SECTION 5. Survival; Preservation of Other Rights. The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each Director and officer who serves in any such capacity at any time while these provisions as well as the relevant provisions of the Delaware General Corporation Law are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit, or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a contract right may not be modified retroactively without the consent of such Director, officer, employee or agent.

                  The indemnification provided by this Article IV shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The Corporation may enter into an agreement with any of its Directors, officers, employees or agents providing for indemnification and advancement of expenses, including attorneys' fees, that may change, enhance, qualify or limit any right to indemnification or advancement of expenses created by this Article IV.


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                  SECTION 6. Severability. If this Article IV or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Director or officer and may indemnify each employee or agent of the Corporation as to costs, charges and expenses (including attorneys' fees), judgment, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article IV that shall not have been invalidated and to the fullest extent permitted by applicable law.

                  SECTION 7. Subrogation. In the event of payment of indemnification to a person described in Section 1 of this Article IV, the Corporation shall be subrogated to the extent of such payment to any right of recovery such person may have and such person, as a condition of receiving indemnification from the Corporation, shall execute all documents and do all things that the Corporation may deem necessary or desirable to perfect such right of recovery, including the execution of such documents necessary to enable the Corporation effectively to enforce any such recovery.

                  SECTION 8. No Duplication of Payments. The Corporation shall not be liable under this Article IV to make any payment in connection with any claim made against a person described in Section 1 of this Article IV to the extent such person has otherwise received payment (under any insurance policy, by-law or otherwise) of the amounts otherwise payable as indemnity hereunder.


                                    ARTICLE V
                             Stock-Seal-Fiscal Year

                  SECTION 1. Certificates For Shares of Stock. The certificates for shares of stock of the Corporation shall be in such form, not inconsistent with the Certificate of Incorporation, as shall be approved by the Board of Directors. All certificates shall be signed by the Chairman or the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and shall not be valid unless so signed. Any or all of such signatures may be by a facsimile signature.

                  In case any officer or officers who shall have signed any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates had not ceased to be such officer or officers of the Corporation.


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



                  All certificates for shares of stock shall be consecutively numbered as the same are issued. The name of the person owning the shares represented thereby with the number of such shares and the date of issue thereof shall be entered on the books of the Corporation.

                  Except as hereinafter provided, all certificates surrendered to the Corporation for transfer shall be canceled, and no new certificates shall be issued until former certificates for the same number of shares have been surrendered and canceled.

                  SECTION 2. Lost, Stolen or Destroyed Certificates. Whenever a person owning a certificate for shares of stock of the Corporation alleges that it has been lost, stolen or destroyed, he shall file in the office of the Corporation an affidavit setting forth, to the best of his knowledge and belief, the time, place and circumstances of the loss, theft or destruction, and, if required by the Board of Directors, a bond of indemnity or other indemnification sufficient in the opinion of the Board of Directors to indemnify the Corporation and its agents against any claim that may be made against it or them on account of the alleged loss, theft or destruction of any such certificate or the issuance of a new certificate in replacement therefor. Thereupon the Corporation may cause to be issued to such person a new certificate in replacement for the certificate alleged to have been lost, stolen or destroyed. Upon the stub of every new certificate so issued shall be noted the fact of such issue and the number, date and the name of the registered owner of the lost, stolen or destroyed certificate in lieu of which the new certificate is issued.

                  SECTION 3. Transfer of Shares. Subject to the provisions of the Stockholders' Agreement, shares of stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof, in person or by his attorney duly authorized in writing, upon surrender and cancellation of certificates for the number of shares of stock to be transferred, except as provided in Section 2 of this Article IV.

                  SECTION 4. Regulations. The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

                  SECTION 5. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for

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



determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                  In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall be not more than ten (10) days after the date upon which the resolution fixing the record date is adopted. If no record date has been fixed by the Board of Directors and no prior action by the Board of Directors is required by the Delaware General Corporation Law, the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner prescribed by
Article I. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Delaware General Corporation Law with respect to the proposed action by written consent of the stockholders, the record date for determining stockholders entitled to consent to corporate action in writing shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

                  SECTION 6. Dividends. Subject to the provisions of the Certificate of Incorporation, the Board of Directors shall have power to declare and pay dividends upon shares of stock of the Corporation which dividends may be paid either in cash, in property or shares of the capital stock of the Corporation, but only out of funds available for the payment of dividends as provided by law.

                  Subject to the provisions of the Certificate of Incorporation, any dividends declared upon the stock of the Corporation shall be payable on such date or dates as the Board of Directors shall determine.

                  SECTION 7. Corporate Seal. The Board of Directors shall provide a suitable seal, containing the name of the Corporation, which seal shall be kept in the custody of the Secretary. A duplicate of the seal may be kept and be used by any officer of the Corporation designated by the Board of Directors or the Chairman or the President.

                  SECTION 8. Fiscal Year. The fiscal year of the Corporation shall be such fiscal year as the Board of Directors from time to time by resolution shall determine.



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



                                   ARTICLE VI
                            Miscellaneous Provisions

                  SECTION 1. Checks, Notes, Etc. All checks, drafts, bills of exchange, acceptances, notes or other obligations or orders for the payment of money shall be signed and, if so required by the Board of Directors, countersigned by such officers of the Corporation and/or other persons as the Board of Directors from time to time shall designate.

                  Checks, drafts, bills of exchange, acceptances, notes, obligations and orders for the payment of money made payable to the Corporation may be endorsed for deposit to the credit of the Corporation with a duly authorized depository by the Treasurer and/or such other officers or persons as the Board of Directors from time to time may designate.

                  SECTION 2. Loans. No loans and no renewals of any loans shall be contracted on behalf of the Corporation except as authorized by the Board of Directors. When authorized so to do, any officer or agent of the Corporation may effect loans and advances for the Corporation from any bank, trust company or other institution or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Corporation. When authorized so to do, any officer or agent of the Corporation may pledge, hypothecate or transfer, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, any and all stocks, securities and other personal property at any time held by the Corporation, and to that end may endorse, assign and deliver the same. Such authority may be general or confined to specific instances.

                  SECTION 3. Contracts. Except as otherwise provided in these By-Laws or by law or as otherwise directed by the Board of Directors, each of the Chairman, the President and the Chief Financial Officer shall be authorized to execute and deliver, in the name and on behalf of the Corporation, all agreements, bonds, contracts, deeds, mortgages, and other instruments, either for the Corporation's own account or in a fiduciary or other capacity, and the seal of the Corporation, if appropriate, shall be affixed thereto by any of such officers or the Secretary or an Assistant Secretary. The Board of Directors, the Chairman, the President or the Chief Financial Officer may authorize any other officer, employee or agent to execute and deliver, in the name and on behalf of the Corporation, agreements, bonds, contracts, deeds, mortgages, and other instruments, either for the Corporation's own account or in a fiduciary or other capacity, and, if appropriate, to affix the seal of the Corporation thereto. The grant of such authority by the Board of Directors or any such officer may be general or confined to specific instances.

                  SECTION 4. Waivers of Notice. Whenever any notice is required to be given by law, by the Certificate of Incorporation, or by these By-Laws to any person or persons, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


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


                  SECTION 5. Offices Outside of Delaware. Except as otherwise required by the laws of the State of Delaware, the Corporation may have an office or offices and keep its books, documents and papers outside of the State of Delaware at such place or places as from time to time may be determined by the Board of Directors or the Chairman or the President.


                                   ARTICLE VII
                                   Amendments

                  These By-Laws and any amendment thereof may be altered, amended or repealed, or new By-Laws may be adopted, by the Board of Directors at any regular or special meeting at which a quorum is present by Majority Board Vote, subject to any additional requirements as may be set forth in the Certificate of Incorporation; provided, that in the case of any special meeting at which all of the members of the Board of Directors are not present, that the notice of such meeting shall have stated that the amendment of these By-Laws was one of the purposes of the meeting. These By-Laws and any amendment thereof may be altered, amended or repealed or new By-Laws may be adopted by the holders of seventy-five percent (75%) of the total outstanding capital stock of the Corporation entitled to vote at any annual meeting or at any special meeting for the election of directors; provided, in the case of any special meeting, that notice of such proposed alteration, amendment, repeal or adoption is included in the notice of the meeting.



                                [End of By-Laws]

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